EXHIBIT 10-108

CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED.  THE SYMBOL “[***]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED

           SETOFF AND MUTUAL RELEASE

This Setoff and Mutual Release (the “Setoff and Release”) is entered into as of April 1, 2012 (the “Effective Date”), between Delta Air Lines, Inc., a corporation organized and existing under the laws of Delaware (“Delta”), Pinnacle Airlines Corp., a corporation organized and existing under the laws of Delaware (“Pinnacle Corp.”), Pinnacle Airlines, Inc., a corporation organized and existing under the laws of Georgia (“Pinnacle”), and Mesaba Aviation, Inc., a corporation organized and existing under the laws of Minnesota (“Mesaba,” and together with Pinnacle Corp. and Pinnacle, each a “Pinnacle Party” and collectively, the “Pinnacle Parties”).

WHEREAS, on April 27, 2007, Delta, Pinnacle Corp., and Pinnacle entered into that certain Delta Connection Agreement (as amended or modified from time to time, the “2007 DCA”), which agreement was amended on July 1, 2010 pursuant to that certain Amendment to Delta Connection Agreement dated as of July 1, 2010 by and among Delta, Pinnacle Corp., and Pinnacle (the “2010 Amendment to 2007 DCA”);

WHEREAS, on July 1, 2010, Delta, Pinnacle Corp., Pinnacle, and Mesaba entered into that certain Delta Connection Agreement (as amended or modified from time to time, the “2010 DCA”);

WHEREAS, on July 1, 2010, Delta, Pinnacle Corp., Pinnacle, and Mesaba entered into that certain Second Amended and Restated Airline Services Agreement (as amended or modified from time to time, the “2010 ASA” and together with the 2007 DCA and the 2010 DCA, the “DCAs”);

WHEREAS, certain of the parties hereto, as applicable, desire to enter into that certain Second Amendment to Delta Connection Agreement, dated as of the Effective Date, which amends the 2007 DCA (the “Amended 2007 DCA”), that certain Amended and Restated Delta Connection Agreement, dated as of the Effective Date, which amends the 2010 DCA (the “Amended and Restated 2010 DCA”), and that certain Third Amended and Restated Airline Services Agreement, dated as of the Effective Date, which amends the 2010 ASA (the “Amended and Restated 2010 ASA,” and together with the Amended 2007 DCA and the Amended and Restated 2010 DCA, the “DCA Amendments”);

WHEREAS, this Setoff and Release is an exhibit to each of the DCA Amendments and is incorporated therein by reference as though fully restated in each such DCA Amendment; and

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and to memorialize an agreement that is an essential, non-severable component of the agreements, understandings, and promises that have induced the parties hereto to enter into the DCA Amendments, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Upon the execution and delivery of the DCA Amendments, all amounts owed by Delta or any Pinnacle Party on account of the following items (the “Disputed Amounts”) shall be offset and released by the party owed such amounts such that immediately after the Effective Date, neither Delta nor any Pinnacle Party shall owe any amounts to any other party on account of such Disputed Amounts:

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2. Except on account of obligations created under this Setoff and Release, Delta, on behalf of itself and its affiliates, expressly releases, fully and finally, each of the Pinnacle Parties, their affiliates and their respective directors, officers, agents, employees, attorneys and other representatives, successors and assigns, past, present or future (collectively, the “Pinnacle Releasees”) from and against any and all (a) claims, causes of action, suits, demands, or accounts, each based upon the Disputed Amounts, which Delta or any of its affiliates may have ever had, may now have, or may hereafter have against any of the Pinnacle Releasees, and (b) debts, liabilities, guarantees, or obligations, each based upon the Disputed Amounts, which any of the Pinnacle Releasees may have ever had, may now have or may hereafter have to Delta or any of its affiliates, in each case (a) and (b), of any kind whatsoever, known or unknown, suspected or unsuspected, direct, indirect, or contingent, in contract or in tort, in law or in equity (collectively, the “Delta Claims”), arising at any time from the beginning of time to the Effective Date; provided, however, that this Setoff and Release does not constitute a termination of any agreements or instruments between Delta and/or any of its affiliates, on the one hand, and Pinnacle Corp., Pinnacle or Mesaba, on the other hand (all such Delta Claims released pursuant to this paragraph being referred to herein collectively as the “Delta Released Claims”).  Delta further covenants and agrees that it and its affiliates shall never institute or participate in any suit, action or proceeding, at law or in equity, against Pinnacle Releasees, by reason of, or based upon, any Delta Released Claim.

3. Except on account of obligations created under this Setoff and Release, each of the Pinnacle Parties, on behalf of itself and its affiliates, expressly releases, fully and finally, Delta and its affiliates and their respective directors, officers, agents, employees, attorneys and other representatives, successors and assigns, past, present or future (collectively, the “Delta Releasees”) from and against any and all (a) claims, causes of action, suits, demands, or accounts, each based upon the Disputed Amounts, which any Pinnacle Party or any of its affiliates may have ever had, may now have, or may hereafter have against any of the Delta Releasees, and (b) debts, liabilities, guarantees, or obligations, each based upon the Disputed Amounts, which any of the Delta Releasees may have ever had, may now have, or may hereafter have to any Pinnacle Party or any of its affiliates, in each case (a) and (b), of any kind whatsoever, known or unknown, suspected or unsuspected, direct, indirect, or contingent, in contract or in tort, in law or in equity (collectively, the “Pinnacle Claims”), arising at any time from the beginning of time to the Effective Date; provided, however, that this Setoff and Release does not constitute a termination of any agreements or instruments between any Pinnacle Party and/or any of its affiliates, on the one hand, and Delta, on the other hand (all such Pinnacle Claims released pursuant to this paragraph being referred to herein collectively as the “Pinnacle Released Claims” and together with the Delta Released Claims, the “Released Claims”).  Each Pinnacle Party further covenants and agrees that it and its affiliates shall never institute or participate in any suit, action, or proceeding, at law or in equity, against Delta Releasees, by reason of, or based upon, any Pinnacle Released Claim.

4. Without limiting the generality of the provisions of paragraphs 2 and 3 hereof, Delta and each Pinnacle Party agree(s) that applicable releases and discharges set forth in paragraphs 2 and 3 hereof are given regardless of whether the Released Claims or the consequences thereof or the facts on which they are based are known or unknown, anticipated or unanticipated, absolute or contingent, and whether or not such Released Claims could have been asserted at the time of the Effective Date.

5. Each of the DCA Amendments, along with any exhibits, appendices, addendums, schedules, and amendments thereto, including, but not limited to, this Setoff and Release, constitute a single integrated, non-severable agreement between the parties thereto.

6. The invalidity or unenforceability of any provision of this Setoff and Release shall not affect the validity or enforceability of any other provision of this Setoff and Release, which shall remain in full force and effect.  If any provision of this Setoff and Release is determined to be unenforceable, this Setoff and Release shall be enforced to the maximum extent, duration, or scope permitted by applicable law.

7. Each party acknowledges, confirms, and agrees that (a) the provisions of this Setoff and Release and their legal effect are fully understood by such party, (b) such party has voluntarily entered into this Setoff and Release, (c) such party has received disclosure of the arrangements and matters referenced herein to the satisfaction of such party, and (d) such party has had an opportunity to discuss this Setoff and Release with such party’s counsel to the satisfaction of such party.

8. Each of the Pinnacle Parties expressly warrants and represents that it and its affiliates have not sold, granted, transferred, or assigned or caused to be sold, granted, transferred, or assigned to any other person any portion of any Pinnacle Released Claims or any portion of any recovery or settlement to which such Pinnacle Releasees may be entitled in connection with the Pinnacle Released Claims.

9. Delta expressly warrants and represents that it has not sold, granted, transferred, or assigned or caused to be sold, granted, transferred, or assigned to any other person any portion of any Delta Released Claims or any portion of any recovery or settlement to which such Delta Releasees may be entitled in connection with the Delta Released Claims.

10. Each party hereto expressly acknowledges and agrees that neither this Setoff and Release, nor the furnishing of the consideration for this Setoff and Release, shall be deemed or construed at any time to be an admission by any Pinnacle Releasees or Delta Releasees of any liability or improper or unlawful conduct and each party hereto expressly denies any and all liability or improper or unlawful conduct relating to any and all Released Claims released and discharged under this Setoff and Release.

11. This Setoff and Release shall be governed by and construed in accordance with the laws of the State of New York without giving effect to choice of law principles.

12. This Setoff and Release may be executed in counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that such parties are not signatories to the same counterpart.

13. This Setoff and Release shall become effective as of the Effective Date.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Setoff and Release as of the day and year first written above.

DELTA AIR LINES, INC.

By:          /s/ Donald T. Bornhurst
Donald T. Bornhorst
Senior Vice President – Delta Connection

PINNACLE AIRLINES CORP.

By:          /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel

PINNACLE AIRLINES, INC.

By:          /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel

MESABA AVIATION, INC.

By:          /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel

-Signature Page to Setoff and Mutual Release-